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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2010

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2010, the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc. (the “Company”), approved a special long-term incentive grant, effective May 24, 2010, to named executive officer Kevin P. Freeland, Chief Operating Officer.  Mr. Freeland’s target level award, valued at $350,000, consists of 75 percent in Stock Appreciation Rights (SARs) and 25 percent in restricted stock, or 16,635 SARs and 1,766 shares of restricted stock.  The exercise price of the SARs awarded to Mr. Freeland is $49.55, the closing price of the Company’s common stock on May 24, 2010, the date of grant.  Vesting for 75 percent of the target award of SARs and restricted stock will occur in approximately equal annual installments on each anniversary of the grant date over a consecutive three-year period.  The remaining 25 percent portion of the awards is subject to performance conditions that require attainment of target performance goals and a minimum three-year vesting period.  If the Company’s performance exceeds the performance target level for fiscal years 2010 through 2012, Mr. Freeland may receive additional SARs and restricted stock up to a maximum of an additional 50% of the target level award. The performance conditions are the same as those provided in the Company’s 2009 annual grant which occurred on December 1, 2009, and are further explained in the Company’s 2010 Proxy Statement filed with the Securities and Exchange Commission on April 9, 2010.  The performance-based portion of the award will vest, if at all, on May 24, 2013.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: May 28, 2010	/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President and Chief Financial Officer

* Print name and title of the signing officer under his signature.